EXHIBIT 10.3 Equipment Schedule No. 2 (Montana Renewables) Page 1 VP/#57048981.12 EQUIPMENT SCHEDULE NO. 2 Lessor: STONEBRIAR COMMERCIAL FINANCE LLC Lessee: MONTANA RENEWABLES, LLC THIS EQUIPMENT SCHEDULE NO. 2, dated as of August 5, 2022 (this “Schedule”), is executed, and the Equipment (defined below) is hereby leased, pursuant to that certain Master Lease Agreement, dated as of December 31, 2021 (the “MLA”), between Lessee and Lessor, the terms of which are incorporated herein by reference. This Schedule, incorporating by reference the terms and conditions of the MLA and any Riders or other addenda referencing the MLA or this Schedule, constitutes a separate instrument of lease effective as of the date accepted by Lessor as indicated below. Unless specifically defined herein, capitalized terms used in this Schedule shall have the same meaning as set forth in the MLA. The equipment leased hereunder shall be as set forth in Exhibit A attached hereto and incorporated herein for all purposes (the “Equipment”), and Lessee hereby irrevocably acknowledges receipt and acceptance of the Equipment in satisfactory condition, consistent with all requirements of Lessee. Lessee hereby agrees to the following terms and provisions: 1. Equipment Location(s): 1900 10th St NE, Great Falls, MT 59404 2. Equipment Cost: $250,000,000.00 3. Rental Payment Amount: $3,241,227.50 (plus any applicable sales/use tax) 4. Number of Rental Payments: 120 5. First Rental Payment Due Date: September 1, 2022, with subsequent Rental Payments due on the 1st day each month thereafter. 6. Interim Rental Amount: $3,673,391.17 (plus any applicable sales/use tax), payable on the date hereof 7. Security Deposit Amount: N/A 8. Term Expiration Date: September 30, 2032. 9. Stipulated Loss Value. The Stipulated Loss Value of any item of Equipment shall be an amount equal to the product of (a) the Equipment Cost of such item of Equipment and (b) the Stipulated Loss Value Percentage set forth in Exhibit B attached hereto and incorporated herein by reference, which corresponds to the number of full monthly rental payments that have been received by Lessor prior to the date of loss. 10. Early Termination Options. a. Notwithstanding anything in the Lease to the contrary, upon the 108th month anniversary of the first Base Rent payment due under the Lease (the “Early Termination Date”), and provided (i) Lessee has paid and Lessor has received all rental and any other payments due under this Lease at or prior to their respective due dates taking into account any allowed grace periods; and (ii) no Event of Default shall have occurred and be continuing under the Lease, Lessee shall have the right to, upon not less than 90 days’ (or more than 180 days’) prior written notice to Lessor, purchase all, but not less than all, of the Equipment by paying a lump sum cash payment to Lessor on the Early Termination Date in an amount equal to 45.578349% of the Equipment Cost indicated above (the “Early Termination Purchase Price”), plus all rents, applicable taxes and other amounts then due and owing under the Lease, including any rent payment due on such date and all transfer taxes.

EXECUTION VERSION Equipment Schedule No. 2 (Montana Renewables) Page 2 VP/#57048981.12 b. Notwithstanding anything in the Lease to the contrary, during the first 36 months of the term of this Schedule, Lessee shall have the option following the occurrence of an Eligible Capital Event (defined below) and upon not less than ninety (90) days’ written notice to Lessor (which notice may be contingent, and conditional upon, the successful closing of the Eligible Capital Event if so stated therein; each such written notice an “Exit Notice”) to purchase all, but not less than all, of the Equipment by paying a lump sum cash payment to Lessor in an amount equal to the applicable Exit Price (defined below); provided, however, that (y) only one such notice may be delivered within any 90-day period and (z) Lessee shall, promptly upon Lessor’s request therefor, reimburse Lessor for all reasonable, documented, out-of-pocket costs, if any, actually incurred by Lessor in connection with the failure by Lessee to pay the Exit Price and consummate the purchase on the date set forth in any Exit Notice. Upon receipt by Lessor of the Exit Price, together with any other amounts then due and payable under the Lease, all in immediately collectable funds, Lessor shall transfer to Lessee, without recourse or warranty of any kind, express or implied, all of Lessor’s right, title and interest in and to such Equipment on an AS-IS, WHERE-IS basis, except Lessor will warrant that the Equipment is free and clear of any liens created by Lessor or any party on its behalf. Lessee shall also be obligated to reimburse Lessor for all taxes and out of pocket charges and expenses relating to the sale, registration, use, possession, and operation of the Equipment. “Eligible Capital Event” means one or more public or private capital raises (whether as debt or equity, and regardless of form, including options, warrants, instruments convertible into other securities, and any other form of debt or equity security) resulting in proceeds to Lessee equal to at least the applicable Exit Price. “Exit Price” means as of the date such amount is received by Lessor, an amount equal to (i) the original Equipment Cost set forth in Section 2 above times (ii) the applicable Exit Price Percentage set forth in Exhibit C attached hereto and incorporated herein by reference, which Exit Price Percentage corresponds to the number of full monthly rental payments that have been received by Lessor prior to the date of Lessor’s receipt of the Exit Price . The parties hereto acknowledge and agree that this Exit Price is a negotiated amount only and expressly for the purpose set forth above and is not otherwise intended by the parties to, nor shall it otherwise be deemed to, approximate the value of the Equipment or for any other purpose whatsoever. c. Upon receipt by Lessor of either (i) the Early Termination Purchase Price on the Early Termination Date as described in (a) above, or (ii) the payment by Lessee of all amounts due Lessor pursuant to Section 10(b) above, together with any other amounts due and payable under the Lease, all in immediately collectable funds, Lessor shall transfer to Lessee all of Lessor’s right, title and interest in and to such Equipment on an “as is,” “where is,” “with all faults” basis, without any warranties or representations of any kind whatsoever by, or recourse to Lessor, except that Lessor will, upon such transfer of the Equipment pursuant to the foregoing, warrant that the Equipment is free and clear of any liens created by Lessor or any party on Lessor’s behalf. Lessee shall reimburse Lessor for all taxes and out of pocket charges and expenses relating to the sale, registration, use, possession, and operation of the Equipment. Lessor shall provide promptly to Lessee following Lessee’s request (x) wire transfer information, (y) a list of all charges and amounts due and owing by Lessee to Lessor at any relevant date in connection with the foregoing, and (z) such other information and calculations as Lessee may reasonably request in order to permit Lessee to exercise and perform the early termination option described in Section 10(a), or the early termination option arising from an Eligible Capital Event described in Section 10(b). 11. End of Term Options. Provided that there then exists no uncured default by Lessee under this Schedule or any other schedule incorporating the terms of the MLA, with respect to payments, and further provided that Lessee gives written notice to Lessor at least 180 days prior to the expiration of the initial term under this Schedule, Lessee has the option to (a) purchase all, but not less than all, of the Equipment subject to this Schedule at the Term Expiration Date by paying to Lessor the then “in place”, “in use” fair market value of the Equipment, plus all applicable taxes; (b) return all, but not less than all, of the Equipment to Lessor in accordance with the terms of the Lease; or (c) renew or extend the term for all, but not less than all, of the Equipment for a period of not less than 24 months at the same rental payment amount as was agreed during the initial term. At the end of any extension, Lessee will have the option described in (a) or (b) above. Any purchase by Lessee pursuant to the foregoing would be on an “as is,” “where is,” “with all faults” basis, without any warranties or representations of any kind whatsoever by, or recourse to Lessor, except that Lessor will, in connection with the consummation of such purchase, warrant that the Equipment is free and clear of any liens created by Lessor or any party on Lessor’s behalf. If Lessee exercises any purchase option under a schedule incorporating the terms of the MLA, Lessee would be required to purchase the leased assets or other equipment subject to all schedules incorporating the terms of the MLA. 12. Additional Covenants. Lessee covenants as follows: (a) Lessee shall not create any lien on or security interest in its leasehold interest in the real property (but excluding (i) such encumbrances as arise by operation of law in the ordinary course of business, and (ii) easements, access rights

EXECUTION VERSION Equipment Schedule No. 2 (Montana Renewables) Page 3 VP/#57048981.12 and rights of way granted by Lessee as needed or advisable under the circumstances to permit Lessee and its affiliates to conduct their respective businesses (and effect related financings) on or adjacent thereto) on which any Equipment is or will be located (the “Real Property”) in favor of any party other than Lessor; (b) proceeds of the $250,000,000.00 equity raise by Lessee or Montana Renewables Holdings LLC (“Guarantor”) and the Equipment Cost paid to (or as directed by) Lessee shall be used only to discharge the obligations of Lessee under the Existing Oaktree Agreement and to achieve (i) the completion of Lessee’s renewable diesel conversion, (ii) the purchase of feedstock and other inventory, (iii) the purchase of related equipment in support of and related to the production of renewable diesel, and (iv) other ordinary course business needs of the Lessee’s renewable diesel and fuels business, and all such proceeds not used for such purposes shall remain with Lessee, unless applied to such permitted uses, until satisfaction of each of (A) Installation Completion, (B) the Performance Testing Requirement and (C) the EBITDA Requirement; (c) Lessee and Guarantor shall maintain, in aggregate, minimum liquidity of $25,000,000.00 during the term of this Lease; and (d) Lessee shall not permit the Net Leverage Ratio (as hereinafter defined) to exceed (i) 4.50 to 1.0 as of the last day of each of the four Fiscal Quarter periods ended December 31, 2023, March 31, 2024, June 30, 2024 and September 30, 2024; (ii) 4.00 to 1.0 as of the last day of each of the four Fiscal Quarter periods ended December 31, 2024, March 31, 2025, June 30, 2025, and September 30, 2025 and (iii) 3.50 to 1.0 as of the last day of each of the four Fiscal Quarter periods ended December 31, 2025 and thereafter. Notwithstanding the foregoing, if in any Fiscal Quarter Lessee fails to maintain the required Net Leverage Ratio set forth herein above, Lessee shall be permitted to, within forty-five (45) days of end of such quarter, cure such failure by receiving a capital contribution from any affiliate(s) of Lessee, the net proceeds of which shall be considered additional Consolidated EBITDA, during and for the Fiscal Quarter immediately preceding the Fiscal Quarter in which such funds were received by Lessee, for purposes of each of the calculations of the Net Leverage Ratio required herein above; provided, however, that (1) such cure shall only be exercised up to three (3) times within any four-Fiscal Quarter period and (2) no distributions to Lessee’s equity holder(s) may be made by Lessee during the six-month period following receipt of any such capital contribution. For purposes of this Section 12: “Borrowed Money” means, with respect to Lessee or any Subsidiary thereof, without duplication, its (a) outstanding principal amount of indebtedness (other than intercompany indebtedness) (i) that arises from the lending of money by any Person to Lessee or any Subsidiary thereof, (ii) that is evidenced by notes, drafts, bonds, debentures or credit agreements, or (iii) in respect of the deferred purchase price for property deferred for more than 180 days; (b) with respect to finance leases (determined in accordance with GAAP), all lease obligations in connection therewith, including the payment of rent or other amounts owed thereunder; but excluding from “Borrowed Money” any obligations owed under the MLA or any Schedule entered into in connection therewith; (c) constituting outstanding reimbursement obligations with respect to amounts drawn or paid by the issuer to the beneficiary under letters of credit; and (d) guaranties of any outstanding indebtedness of the foregoing types owing by another Person. “Consolidated EBITDA” means, for any period, for Lessee and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income plus, without duplication (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) any non-recurring, non-cash charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any indebtedness prior to its stated maturity, (iii) the provision for Federal, state, local and foreign income Taxes payable by such Lessee and its Subsidiaries, (iv) depreciation and amortization expense (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and non-cash equity based compensation expense, (v) net non-cash losses realized on the disposition of property of Lessee or its Subsidiaries, (vi) unrealized losses resulting from mark to market accounting for derivatives activities, including, without limitation those resulting from the application of FASB Accounting Standards Codification 815 (“FASB ASC 815”), (vii) realized gains under derivative instruments excluded from the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC 815, (viii) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP, (ix) other extraordinary or non-recurring expenses and restructuring charges of Lessee and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period, (x) impairment and other non-cash items other than write downs of current assets of such Lessee and its Subsidiaries for such period (excluding any such non-

EXECUTION VERSION Equipment Schedule No. 2 (Montana Renewables) Page 4 VP/#57048981.12 cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) and (xi) to the extent reducing such Consolidated Net Income, severance costs and legal and advisory costs specifically identified in a business acquisition or business disposition, minus, without duplication (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income Tax credits, (ii) unrealized gains resulting from mark to market accounting for hedging activities, including, without limitation, those resulting from the application of FASB ASC 815, and (iii) realized losses under derivative instruments excluded from the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC 815. “Consolidated Interest Charges” means for any period, for Lessee and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of such Lessee and Subsidiaries in connection with Borrowed Money (including capitalized interest, the interest component under finance leases) or in connection with the deferred purchase price of assets, in each case net of the effect of all payments made or received pursuant to interest rate swaps (including analogous instruments having substantially the same economic effect as an interest rate swap) and to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Lessee and its Subsidiaries, with respect to such period, under finance leases, which portion is treated as interest in accordance with GAAP. “Consolidated Net Income” means, for any period, for Lessee and its Subsidiaries on a consolidated basis, net income (excluding extraordinary items) after interest expense, income Taxes and depreciation and amortization, all as determined in accordance with GAAP, provided that (a) net income shall be calculated without giving effect to the cumulative effect of a change in accounting principle, (b) net income of any Person that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash during the calculation period to a Lessee or its Subsidiaries and (c) net losses of any Person that is accounted for by the equity method of accounting will be included, but only to the extent of the value of any contributions to capital (in cash or in the form of other assets) made to such Person by a Lessee or its Subsidiaries. “EBITDA Requirement” means the achievement of at least 80% of Lessee’s projected EBITDA set forth on the Spreadsheet for each of the months ending January 31, 2023, February 28, 2023 and March 31, 2023 (or if not achieved in each of those months, then in any consecutive three (3) month period ending on a calendar month end after March 31, 2023). “Existing Oaktree Agreement” means that certain Credit Agreement, dated as of November 18, 2021, among Lessee, Montana Renewable Holdings, LLC, each Lender from time to time party thereto and Oaktree Fund Administration, LLC, as Administrative Agent and Collateral Agent. “Fiscal Quarter” means each of the applicable four periods of three months in a calendar year, the first such period commencing on the first day of each calendar year. “GAAP” means generally accepted accounting principles in effect in the United States from time to time. “Installation Completion” means the completion of the construction and installation of all material facilities that comprise the Renewable Diesel Conversion, including each Specified Project Component, and receipt of evidence that all are properly working in a manner that is reasonably consistent with the requirements set forth in the Material Agreements (as each such capitalized term is defined in the Existing Oaktree Agreement). “Net Leverage Ratio” means the ratio, determined for the most recent four Fiscal Quarters for which Lessee’s financial statements are available, of (a) the aggregate principal amount of Borrowed Money of Lessee and its Subsidiaries at the end of such period, less all of Lessee’s unrestricted cash and cash equivalents on hand at the end of such period, to (b) Consolidated EBITDA. “Performance Testing Requirement” means, on any date of determination, the establishment of nameplate capacity of 12,000 barrels per stream day and fresh feed capacity of 11,000 barrels per stream day based on 100% soybean oil and the actual production at such levels for at least fourteen (14) consecutive days preceding such date of determination. “Person” means any individual person, corporation, limited liability company, trust, joint venture, association, company, partnership, unincorporated organization, governmental authority or other entity.

EXECUTION VERSION Equipment Schedule No. 2 (Montana Renewables) Page 5 VP/#57048981.12 “Spreadsheet” means those certain financial projections provided to Lessor in the Excel file “MRL Financial Statement Forecast – 2022.07.08.xlsx” sent by JP Breaux in an email dated July 8, 2022. “Subsidiary” means with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of equity interests having ordinary voting power for the election of directors or other governing body (other than equity interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Lessee. “Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto. 13. Conditions Precedent. On or prior to the date hereof, as a condition precedent to the effectiveness of Lessor’s obligation to fund the Equipment Cost, Lessor shall have received the following documents, each in form and substance satisfactory to Lessor: (a) confirmation that the Equipment is free and clear of all liens, privileges, claims, mortgages and other encumbrances; (b) confirmation of the completion of an equity raise resulting in at least $250,000,000.00 of proceeds to Lessee; (c) a duly executed Continuing Guaranty by Guarantor in favor of Lessor; (d) confirmation that all required insurance is effective; (e) the filing of a leasehold mortgage (the “Leasehold Mortgage”) in favor of Lessor granting Lessor a first-priority security interest in Lessee’s leasehold interest in the Real Property and confirming Lessor’s ability to access the Equipment following any Event of Default; (f) [Reserved]; (g) Landlord’s waiver and acknowledgment regarding real estate matters, including an executed estoppel certificate from ground lessor, Calumet Montana Refining, LLC; (h) [Reserved]; (i) the filing of precautionary UCC lease and fixture filings as required to perfect the security interest of Lessor granted hereunder; (j) Lessor shall have received copies of Lessee’s corporate and reporting policies for hazardous waste materials in form and substance acceptable to Lessor; (k) provision of certain rights with respect to and/or assignment of all easements, deeded rights of access and all other agreements that govern access to and ongoing operation of the Equipment, to the extent of the Lessee’s rights therein; (l) an officer’s certificate of Lessee containing true, correct and complete copies of (i) the charter documents of Lessee, (ii) resolutions of Lessee authorizing the execution, delivery and performance by Lessee of the MLA, this Schedule and the other agreements entered into in connection therewith; (iii) an incumbency certificate of Lessee; and (iv) evidence of Lessee’s good standing in the State of Delaware and the State of Montana; (m) an officer’s certificate of Guarantor containing true, correct and complete copies of (i) the charter documents of Guarantor, (ii) resolutions of Guarantor authorizing the execution, delivery and performance by Guarantor of the Guaranty and the other agreements entered into in connection therewith; (iii) an incumbency certificate of Guarantor; and (iv) evidence of Guarantor’s good standing in its jurisdiction of formation;

EXECUTION VERSION Equipment Schedule No. 2 (Montana Renewables) Page 6 VP/#57048981.12 (n) an opinion of Lessee’s and Guarantor’s outside counsel addressing such issues as Lessor may request with respect to the MLA, this Schedule and the transactions contemplated hereby to include, without limitation, opinions (subject to customary exceptions) related to (i) due authority, execution and delivery; (ii) enforceability; (iii) no conflicts with law or other material financing agreements of Lessee; (iv) no consents/approvals/authorizations required; and (v) valid creation and perfection of security interests; (o) delivery of a leasehold title insurance policy with respect to the Leasehold Mortgage; and (p) execution and delivery of applicable title clearance documents in connection with leasehold title insurance policy. 14. Conditions Subsequent. (a) Lessee shall deliver to Lessor on or before August 15, 2022, a duly executed Acknowledgment Agreement with Macquarie Energy North America Trading Inc., a Delaware corporation regarding the Stonebriar Sale and Leaseback Agreements (as defined in such Acknowledgement Agreement); (a) Lessee shall deliver to Lessor on or before September 15, 2022, evidence of the filing of a subleasehold mortgage (the “Subleasehold Mortgage”) in favor of Lessor granting Lessor a first-priority collateral assignment with respect to Lessee’s rights under the BNSF Railway Company Lease for Land and Track dated September 22, 2015 (as subsequently amended), the BNSF Industry Track Agreement dated as of May 10, 2012 (as subsequently amended), and the Agreement for Private Crossing dated as of July 27, 2007 (as subsequently amended); (b) Lessee shall deliver to Lessor on or before September 15, 2022, a subleasehold title insurance policy with respect to the Subleasehold Mortgage; (c) Lessee shall deliver to Lessor on or before September 15, 2022, executed copies of applicable title clearance documents in connection with subleasehold title insurance policy; and (d) Lessee shall deliver to Lessor on or before September 15, 2022, an executed copy of a Consent to Collateral Assignment from BNSF Railway Company with respect to the Subleasehold Mortgage. 15. Additional Rent. The maximum amount of Additional Rent claimed by Lessor under Section 16 of the MLA will be $424,524.88 dollars. 16. Addenda. In addition to those expressly referred to herein, the following Riders, Schedules or other addenda are agreed to by the parties on the effective date hereof and are incorporated in the Lease for all purposes: (a) Exhibit A (Equipment Description); (b) Exhibit B (Stipulated Loss Value); (c) Exhibit C (Exit Price Percentage); and (d) Maintenance and Return Rider to Equipment Schedule No. 2. 17. Master Lease Agreement. Except as expressly provided or modified hereby, all the terms and provisions of the MLA shall remain in full force and effect. 18. Counterparts. This Schedule may be signed in counterparts, manually or electronically, and each such counterpart shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. 19. Additions. The parties acknowledge and agree that (a) while Lessor shall own all future additions, attachments and accessories to the Equipment (the “Future Improvements”), Lessor shall not claim any depreciation, tax credit or other tax attribute attributable to such Future Improvements, (b) Lessee intends to claim any depreciation, tax credit or other tax attribute available to Lessee and attributable to such Future Improvements and (c) Lessor shall not object, in any filing with any federal, state or local tax authority, to Lessee’s claims for depreciation, tax credits or other tax attributes with respect to the Future Improvements. [Signature Page Follows]

Equipment Schedule No. 2 (Montana Renewables) (Signature Page) IN WITNESS WHEREOF, the parties hereto have executed or caused this Equipment Schedule No. 2 to be duly executed by their respective duly authorized officers as of the date first above written. MONTANA RENEWABLES, LLC By: /s/ Vincent Donargo Name: Vincent Donargo Title: Executive Vice President & Chief Financial Officer THIS LEASE IS EXECUTED AND ACCEPTED BY LESSOR on this day of ____________, 2022. STONEBRIAR COMMERCIAL FINANCE LLC By: /s/ Harrison P. Smith Name: Harrison P. Smith Title: Vice President